Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces Second Quarter 2023 Results

(July 18, 2023) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $77.0 million, or $0.46 per diluted share, for the second quarter of 2023, an increase of $11.3 million, or 17.2%, in comparison to the first quarter of 2023. Operating net income available to common shareholders was $77.8 million, or $0.47 per diluted share(1).

For the six months ended June 30, 2023, net income available to shareholders was $142.8 million, or $0.85 per diluted share, an increase of $13.6 million, or 10.6%, in comparison to the same period in 2022. Operating net income available to common shareholders was $143.9 million, or $0.86 per diluted share(1).

"We were pleased with our second quarter performance and results," said Curtis J. Myers, Chairman and CEO of Fulton. "We saw credit metrics remain stable and credit losses return to historically low levels, strong non-interest income in many areas of our bank, and loan growth was solid and in line with expectations. Despite the challenges around deposit growth and mix the industry is facing, we meaningfully grew both deposit accounts and deposit households during the quarter."

(1) Non-generally accepted accounting principles ("non-GAAP") financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

Net Interest Income and Balance Sheet

Net interest income for the second quarter of 2023 was $212.9 million, a decrease of $2.7 million in comparison to the first quarter of 2023. The net interest margin for the second quarter of 2023 decreased 13 basis points, to 3.40%, in comparison to 3.53% in the first quarter of 2023.

The linked-quarter decrease in net interest income was primarily due to an increase in the rate on interest-bearing deposits and a shift in funding mix from noninterest-bearing demand deposits to interest-bearing deposits. An increase in the average balance for net loans of $403.1 million and higher loan yields in the second quarter of 2023 primarily contributed to an increase in interest income of $25.1 million to $314.9 million in comparison to $289.8 million in the first quarter of 2023. Interest expense from interest-bearing liabilities for the second quarter of 2023 increased by $27.9 million to $102.1 million in comparison to $74.2 million in the first quarter of 2023. The linked-quarter increase in interest expense in the second quarter of 2023 was primarily due to an increase in the rate on interest-bearing deposits of 63 basis points, a decline of $620.7 million in the average balance of noninterest-bearing deposits and an increase in the average balance for interest-bearing deposits of $1.3 billion in comparison to the first quarter of 2023.

For the second quarter of 2023, net interest income was $212.9 million, an increase of $34.0 million, or 19.0%, in comparison to the second quarter of 2022. Interest income for the second quarter of 2023 increased by $124.6 million to $314.9 million in comparison to $190.3 million in the second quarter of 2022 primarily driven by rising interest rates resulting in increases in interest income from net loans, investment securities and other interest-earning assets of $120.5 million, $1.2 million and $2.9 million, respectively. Increases in the average balances for net loans in the second quarter of 2023 of $2.2 billion, driven in part by the Prudential Bancorp, Inc. ("Prudential Bancorp") acquisition, contributed to the increase in interest income. Interest expense from interest-bearing liabilities for the second quarter of 2023 increased by $90.6 million to $102.1 million in comparison to $11.5 million in the second quarter of 2022 primarily driven by rising interest rates resulting in increases in interest expense from interest-bearing deposits and borrowings and other interest-bearing liabilities of $64.0 million and $26.6 million, respectively. An increase in the average balance for higher rate interest-bearing deposits and borrowings and other interest-bearing liabilities of $1.3 billion and $1.8 billion, respectively, in the second quarter of 2023 in comparison to the second quarter of 2022 also contributed to the increase in interest expense.

Total average interest-earning assets for the second quarter of 2023 were $25.6 billion, an increase of $384.0 million from the first quarter of 2023 primarily driven by the aforementioned increase in average net loans of $403.1 million and an increase in average other interest-earning assets of $36.5 million, partially offset by a decrease in average investment securities of $55.5 million.

Total average interest-earning assets for the second quarter of 2023 increased by $1.6 billion from the second quarter of 2022. Average net loans for the second quarter of 2023 were $20.9 billion, an increase of $2.2 billion from the same period in 2022. Compared to the second quarter of 2022, average other interest-earning assets decreased $421.9 million and average investment securities decreased $164.3 million in the second quarter of 2023.

Total average interest-bearing liabilities increased $1.0 billion, to $18.0 billion, in the second quarter of 2023 in comparison to $17.0 billion in the first quarter of 2023 driven by an increase in the average balance for total interest-bearing deposits of $1.3 billion, partially offset by a decrease in the average balance for borrowings and other interest-bearing liabilities of $0.3 billion.

Total average interest-bearing liabilities for the second quarter of 2023 increased $3.1 billion, to $18.0 billion, in comparison to $14.9 billion in the second quarter of 2022, driven by increases in the average balances for borrowings and other interest-bearing liabilities and total interest-bearing deposits of $1.8 billion and $1.3 billion, respectively.

Asset Quality

In the second quarter of 2023, a provision for credit losses of $9.7 million was recorded in comparison to a provision for credit losses of $24.5 million in the first quarter of 2023, and a provision for credit losses of $1.5 million in the second quarter of 2022. The provision for credit losses of $9.7 million recorded in the second quarter of 2023 was primarily due to loan growth and the macroeconomic outlook.

Non-performing assets were $151.6 million, or 0.55% of total assets, at June 30, 2023, in comparison to $167.9 million, or 0.62% of total assets, at March 31, 2023, and $178.3 million, or 0.71% of total assets, at June 30, 2022.

Net charge-offs for the second quarter of 2023 were 0.04% of total average loans in comparison to 0.27% and negative 0.08% in the first quarter of 2023 and the second quarter of 2022, respectively.

Non-interest Income

Non-interest income before investment securities gains in the second quarter of 2023 was $60.6 million, an increase of $8.9 million, or 17.1%, from the first quarter of 2023. The increase in non-interest income was primarily due to an increase in commercial banking income of $5.6 million, driven by increases in commercial customer interest rate swap fee income, reflected in capital markets, and merchant and card income of $3.6 million and $0.9 million, respectively. In addition, increases from mortgage banking, wealth management, higher income from equity method investments, reflected in other non-interest income, and consumer banking of $1.0 million, $0.6 million, $0.6 million and $0.5 million, respectively, contributed to the increase in non-interest income in the second quarter of 2023.

Compared to the second quarter of 2022, non-interest income before investment securities gains in the second quarter of 2023 increased $2.2 million, or 3.8%, from $58.4 million. The increase in non-interest income was primarily due to increases in commercial customer interest rate swap fee income, reflected in capital markets, and merchant and card income of $2.1 million and $0.3 million, respectively.

Non-interest Expense

Non-interest expense was $168.0 million in the second quarter of 2023, an increase of $8.4 million, or 5.3%, compared to $159.6 million in the first quarter of 2023. The increase was primarily due to increases of $4.8 million in salaries and employee benefits expense, $1.0 million in data processing and software expense and $0.7 million in other outside services expense. Additional contributors to the increase in non-interest expense were increases of $1.3 million in owned real estate and repossession expenses and $0.5 million in state tax expense, in each case, reflected in other expense. The $4.8 million increase in salaries and benefits expense was primarily driven by annual merit increases and one additional calendar day in the quarter.
Compared to the second quarter of 2022, non-interest expense, excluding merger-related expenses of $1.0 million in the second quarter of 2022, increased $19.3 million, or 13.0%. The increase was primarily due to increases of $8.7 million in salaries and employee benefits expense, $2.1 million in other outside services expense, $2.1 million in data processing and software expense, $1.9 million in FDIC insurance expense, primarily due to the adoption of a final rule to increase base deposit insurance assessment rates effective January 1, 2023, $0.9 million in intangible amortization expense and $0.8 million in net occupancy expense. Higher expense levels compared to the second quarter of 2022 are in part due to the Prudential Bancorp acquisition. The $8.7 million increase in salaries and benefits expense was primarily driven by annual merit increases, an increase in the number of employees, employee benefits due to higher claims experience and higher pension costs.

Income Tax Expense

For the second quarter of 2023, the effective tax rate was 16.8%, in comparison to 17.3% for the full-year of 2022.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share data)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022
Ending Balances
Investment securities	$3,867,334	$3,950,101	$3,968,023	$3,936,694	$4,117,801
Net loans	21,044,685	20,670,188	20,279,547	19,695,199	18,920,950
Total assets	27,403,163	27,112,176	26,931,702	26,146,042	25,252,686
Deposits	21,206,540	21,316,584	20,649,538	21,376,554	21,143,866
Shareholders' equity	2,642,152	2,618,998	2,579,757	2,471,159	2,471,093

Average Balances
Investment securities	3,916,130	3,964,615	3,936,579	4,254,216	4,216,507
Net loans	20,866,235	20,463,096	20,004,513	19,563,825	18,637,175
Total assets	27,235,567	26,900,653	26,386,355	26,357,095	25,578,432
Deposits	21,207,143	20,574,323	21,027,656	21,788,052	21,523,713
Shareholders' equity	2,647,464	2,613,316	2,489,148	2,604,057	2,531,346

Income Statement
Net interest income	212,852	215,587	225,911	215,582	178,831
Provision for credit losses	9,747	24,544	14,513	18,958	1,500
Non-interest income	60,585	51,753	54,321	59,162	58,391
Non-interest expense	168,018	159,616	168,462	169,558	149,730
Income before taxes	95,672	83,180	97,257	86,228	85,992
Net income available to common shareholders	77,045	65,752	79,271	68,309	67,427
Pre-provision net revenue(1)	106,495	108,375	115,049	113,631	89,384

Per Share
Net income available to common shareholders (basic)	$0.46	$0.39	$0.47	$0.41	$0.42
Net income available to common shareholders (diluted)	$0.46	$0.39	$0.47	$0.40	$0.42
Operating net income available to common shareholders(1)	$0.47	$0.39	$0.48	$0.48	$0.42
Cash dividends	$0.16	$0.15	$0.21	$0.15	$0.15
Common shareholders' equity	$14.75	$14.67	$14.24	$13.61	$14.15
Common shareholders' equity (tangible)(1)	$11.36	$11.26	$10.90	$10.26	$10.81
Weighted average shares (basic)	165,854	166,605	167,504	167,353	160,920
Weighted average shares (diluted)	167,191	168,401	169,136	168,781	162,075

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022
Asset Quality
Net charge-offs (recoveries) to average loans	0.04%	0.27%	0.23%	0.01%	(0.08)%
Non-performing loans to total net loans	0.70%	0.80%	0.85%	0.98%	0.92%
Non-performing assets to total assets	0.55%	0.62%	0.66%	0.76%	0.71%
ACL - loans(1) to total loans	1.37%	1.35%	1.33%	1.35%	1.31%
ACL - loans(1) to non-performing loans	195%	169%	157%	138%	143%

Profitability
Return on average assets	1.17%	1.03%	1.23%	1.07%	1.10%
Operating return on average assets(2)	1.18%	1.04%	1.26%	1.25%	1.11%
Return on average common shareholders' equity	12.59%	11.02%	13.70%	11.24%	11.57%
Return on average common shareholders' equity (tangible)(2)	16.52%	14.46%	18.59%	17.31%	15.23%
Net interest margin	3.40%	3.53%	3.69%	3.54%	3.04%
Efficiency ratio(2)	60.1%	58.5%	58.1%	57.8%	61.4%
Non-interest expenses to total average assets	2.47%	2.41%	2.53%	2.55%	2.35%
Operating non-interest expenses to total average assets(2)	2.46%	2.40%	2.48%	2.43%	2.32%

Capital Ratios
Tangible common equity ratio ("TCE")(2)	7.0%	7.0%	6.9%	6.7%	7.0%
TCE ratio, (excluding AOCI)(2)(3)	8.3%	8.3%	8.2%	8.3%	8.2%
Tier 1 leverage ratio(4)	9.3%	9.2%	9.5%	9.2%	9.1%
Common equity Tier 1 capital ratio(4)	10.1%	9.8%	10.0%	10.0%	9.9%
Tier 1 risk-based capital ratio(4)	10.9%	10.6%	10.9%	10.9%	10.8%
Total risk-based capital ratio(4)	13.7%	13.4%	13.6%	13.6%	13.7%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Tangible common equity ("TCE") ratio, excluding accumulated other comprehensive income ("AOCI").
(4) Regulatory capital ratios as of June 30, 2023 are preliminary and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$123,779	$129,003	$126,898	$143,465	$158,605
Other interest-earning assets	505,141	545,355	685,209	467,164	383,715
Loans held for sale	14,673	6,507	7,264	14,411	17,528
Investment securities	3,867,334	3,950,101	3,968,023	3,936,694	4,117,801
Net loans	21,044,685	20,670,188	20,279,547	19,695,199	18,920,950
Less: ACL - loans(1)	(287,442)	(278,695)	(269,366)	(266,838)	(248,564)
Loans, net	20,757,243	20,391,493	20,010,181	19,428,361	18,672,386
Net premises and equipment	216,322	216,059	225,141	221,496	211,639
Accrued interest receivable	96,991	90,267	91,579	72,821	64,457
Goodwill and intangible assets	561,885	563,502	560,824	561,495	537,700
Other assets	1,259,795	1,219,889	1,256,583	1,300,135	1,088,855
Total Assets	$27,403,163	$27,112,176	$26,931,702	$26,146,042	$25,252,686
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,206,540	$21,316,584	$20,649,538	$21,376,554	$21,143,866
Borrowings	2,719,114	2,446,770	2,871,207	1,424,681	1,013,315
Other liabilities	835,357	729,824	831,200	873,648	624,412
Total Liabilities	24,761,011	24,493,178	24,351,945	23,674,883	22,781,593
Shareholders' equity	2,642,152	2,618,998	2,579,757	2,471,159	2,471,093
Total Liabilities and Shareholders' Equity	$27,403,163	$27,112,176	$26,931,702	$26,146,042	$25,252,686

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,846,861	$7,746,920	$7,693,835	$7,554,509	$7,417,036
Commercial and industrial	4,599,759	4,596,096	4,473,004	4,240,865	4,170,975
Real estate - residential mortgage	5,147,262	4,880,919	4,737,279	4,574,228	4,203,827
Real estate - home equity	1,061,891	1,074,712	1,102,838	1,110,103	1,108,808
Real estate - construction	1,308,564	1,326,754	1,269,925	1,273,097	1,177,446
Consumer	763,530	730,775	699,179	633,666	538,747
Leases and other loans(2)	316,818	314,012	303,487	308,731	304,111
Total Net Loans	$21,044,685	$20,670,188	$20,279,547	$19,695,199	$18,920,950
Deposits, by type:
Noninterest-bearing demand	$5,865,855	$6,403,484	$7,006,388	$7,372,896	$7,530,777
Interest-bearing demand	5,543,320	5,478,237	5,410,903	5,676,600	5,403,805
Savings	6,646,448	6,579,806	6,434,621	6,563,003	6,406,051
Total demand and savings	18,055,623	18,461,527	18,851,912	19,612,499	19,340,633
Brokered	949,259	960,919	208,416	226,883	243,172
Time	2,201,658	1,894,138	1,589,210	1,537,172	1,560,061
Total Deposits	$21,206,540	$21,316,584	$20,649,538	$21,376,554	$21,143,866
Borrowings, by type:
Federal funds purchased	$555,000	$525,000	$191,000	$136,000	$20,000
Federal Home Loan Bank advances	1,165,000	747,000	1,250,000	265,500	—
Senior debt and subordinated debt	539,994	539,814	539,634	539,461	555,748
Other borrowings	459,120	634,956	890,573	483,720	437,567
Total Borrowings	$2,719,114	$2,446,770	$2,871,207	$1,424,681	$1,013,315

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share)
	Three Months Ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30
	2023	2023	2022	2022	2022	2023	2022
Interest Income:
Interest income	$314,912	$289,820	$267,847	$233,691	$190,299	$604,732	$363,300
Interest expense	102,060	74,233	41,936	18,109	11,468	176,293	23,159
Net Interest Income	212,852	215,587	225,911	215,582	178,831	428,439	340,141
Provision for credit losses	9,747	24,544	14,513	18,958	1,500	34,291	(5,450)
Net Interest Income after Provision	203,105	191,043	211,398	196,624	177,331	394,148	345,591
Non-Interest Income:
Wealth management	18,678	18,062	17,531	17,610	18,274	36,740	37,702
Commercial banking:
Merchant and card	7,700	6,834	7,223	7,601	7,355	14,534	13,452
Cash management	5,835	5,515	5,756	6,483	6,062	11,350	11,490
Capital markets	6,092	2,344	2,627	4,060	3,893	8,436	5,569
Other commercial banking	3,518	2,820	2,998	2,664	3,049	6,338	5,856
Total commercial banking	23,145	17,513	18,604	20,808	20,359	40,658	36,367
Consumer banking:
Card	6,592	6,243	6,331	6,278	6,067	12,835	11,863
Overdraft	2,696	2,733	3,364	4,463	3,881	5,429	7,653
Other consumer banking	2,432	2,241	2,380	2,534	2,524	4,673	4,630
Total consumer banking	11,720	11,217	12,075	13,275	12,472	22,937	24,146
Mortgage banking	2,940	1,970	2,140	3,720	3,768	4,910	8,344
Other	4,106	2,968	3,972	3,802	3,510	7,075	7,061
Non-interest income before investment securities gains (losses)	60,589	51,730	54,322	59,215	58,383	112,320	113,620
Investment securities gains (losses), net	(4)	23	(1)	(53)	8	19	27
Total Non-Interest Income	60,585	51,753	54,321	59,162	58,391	112,339	113,647
Non-Interest Expense:
Salaries and employee benefits	94,102	89,283	92,733	94,283	85,404	183,385	169,868
Data processing and software	16,776	15,796	15,448	15,807	14,685	32,571	29,000
Net occupancy	14,374	14,438	14,061	14,025	13,587	28,812	28,109
Other outside services	10,834	10,126	10,860	9,361	8,764	20,960	16,931
FDIC insurance	4,895	4,795	3,219	3,158	2,961	9,690	6,170
Equipment	3,530	3,389	3,640	3,548	3,422	6,920	6,845
Professional fees	1,829	2,392	2,945	2,373	2,013	4,221	3,805
Marketing	1,655	1,886	2,380	1,859	1,326	3,541	2,646
Intangible amortization	1,072	674	688	690	177	1,746	353
Merger-related expenses	—	—	1,894	7,006	1,027	—	1,428
Other	18,951	16,837	20,594	17,448	16,364	35,790	30,553
Total Non-Interest Expense	168,018	159,616	168,462	169,558	149,730	327,636	295,708
Income Before Income Taxes	95,672	83,180	97,257	86,228	85,992	178,851	163,530
Income tax expense	16,065	14,866	15,424	15,357	16,003	30,931	29,253
Net Income	79,607	68,314	81,833	70,871	69,989	147,920	134,277
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(5,124)	(5,124)
Net Income Available to Common Shareholders	$77,045	$65,752	$79,271	$68,309	$67,427	$142,796	$129,153

	Three Months Ended					Six Months Ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30
	2023	2023	2022	2022	2022	2023	2022
PER SHARE:
Net income available to common shareholders:
Basic	$0.46	$0.39	$0.47	$0.41	$0.42	$0.86	$0.80
Diluted	$0.46	$0.39	$0.47	$0.40	$0.42	$0.85	$0.80
Cash dividends	$0.16	$0.15	$0.21	$0.15	$0.15	$0.31	$0.30

Weighted average shares (basic)	165,854	166,605	167,504	167,353	160,920	166,227	160,755
Weighted average shares (diluted)	167,191	168,401	169,136	168,781	162,075	167,809	162,015

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$20,866,235	$287,154	5.52%	$20,463,096	$263,065	5.21%	$18,637,175	$165,682	3.56%
Investment securities(2)	4,234,096	27,303	2.57%	4,289,643	27,522	2.60%	4,398,424	26,061	2.37%
Other interest-earning assets	529,582	4,860	3.68%	493,130	3,648	3.00%	951,504	1,983	0.83%
Total Interest-Earning Assets	25,629,913	319,317	4.99%	25,245,869	294,235	4.73%	23,987,103	193,726	3.24%

Noninterest-Earning assets:
Cash and due from banks	129,682			141,254			160,240
Premises and equipment	216,847			223,025			216,798
Other assets	1,541,657			1,563,806			1,463,332
Less: ACL - loans(3)	(282,532)			(273,301)			(249,041)
Total Assets	$27,235,567			$26,900,653			$25,578,432

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,535,669	$14,612	1.06%	$5,326,566	$8,455	0.64%	$5,597,975	$797	0.06%
Savings deposits	6,632,572	29,289	1.77%	6,469,468	20,535	1.29%	6,425,634	1,125	0.07%
Brokered deposits	954,773	12,135	5.10%	439,670	5,173	4.77%	244,200	619	1.02%
Time deposits	2,063,038	13,763	2.68%	1,696,878	7,458	1.78%	1,608,286	3,255	0.81%
Total Interest-Bearing Deposits	15,186,052	69,799	1.84%	13,932,582	41,621	1.21%	13,876,095	5,796	0.17%

Borrowings and other interest-bearing liabilities	2,790,860	32,261	4.60%	3,058,684	32,613	4.32%	1,003,830	5,672	2.27%
Total Interest-Bearing Liabilities	17,976,912	102,060	2.27%	16,991,266	74,234	1.78%	14,879,925	11,468	0.31%

Noninterest-Bearing liabilities:
Demand deposits	6,021,091			6,641,741			7,647,618
Other noninterest-bearing liabilities	590,100			654,330			519,543
Total Liabilities	24,588,103			24,287,337			23,047,086
Total Deposits/Cost of Deposits	21,207,143		1.32%	20,574,323		0.82%	21,523,713		0.11%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,998,003		1.70%	23,633,007		1.27%	22,527,543		0.20%

Shareholders' equity	2,647,464			2,613,316			2,531,346
Total Liabilities and Shareholders' Equity	$27,235,567			$26,900,653			$25,578,432

Net interest income/net interest margin (fully taxable equivalent)		217,257	3.40%		220,001	3.53%		182,258	3.04%
Tax equivalent adjustment		(4,405)			(4,414)			(3,427)
Net Interest Income		$212,852			$215,587			$178,831

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Balances include amortized historical cost for available for sale ("AFS") securities. The related unrealized holding gains (losses) are included in other assets.
(3) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022
Loans, by type:
Real estate - commercial mortgage	$7,775,436	$7,720,975	$7,696,997	$7,566,259	$7,340,417
Commercial and industrial	4,629,919	4,565,923	4,372,935	4,250,573	4,155,436
Real estate - residential mortgage	5,008,295	4,790,868	4,643,784	4,485,649	4,052,666
Real estate - home equity	1,066,615	1,086,032	1,106,325	1,099,487	1,118,494
Real estate - construction	1,306,286	1,276,145	1,209,998	1,268,590	1,188,932
Consumer	763,407	721,248	679,108	604,634	485,095
Leases and other loans(1)	316,277	301,905	295,366	288,633	296,135
Total Net Loans	$20,866,235	$20,463,096	$20,004,513	$19,563,825	$18,637,175

Deposits, by type:
Noninterest-bearing demand	$6,021,091	$6,641,741	$7,310,824	$7,535,791	$7,647,618
Interest-bearing demand	5,535,669	5,326,566	5,479,443	5,708,059	5,597,975
Savings	6,632,572	6,469,468	6,466,775	6,681,713	6,425,634
Total demand and savings	18,189,332	18,437,775	19,257,042	19,925,563	19,671,227
Brokered	954,773	439,670	215,729	247,105	244,200
Time	2,063,038	1,696,878	1,554,885	1,615,384	1,608,286
Total Deposits	$21,207,143	$20,574,323	$21,027,656	$21,788,052	$21,523,713

Borrowings, by type:
Federal funds purchased	$679,401	$505,142	$261,737	$96,965	$2,857
Federal Home Loan Bank advances	880,811	1,261,589	564,692	206,152	—
Senior debt and subordinated debt	539,906	539,726	539,550	554,735	555,701
Other borrowings and other interest-bearing liabilities	690,742	752,227	659,543	501,496	445,261
Total Borrowings	$2,790,860	$3,058,684	$2,025,522	$1,359,348	$1,003,819

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Six months ended June 30
	2023			2022
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$20,665,779	$550,219	5.36%	$18,510,845	$316,809	3.44%
Investment securities(2)	4,261,718	54,824	2.57%	4,312,867	50,312	2.33%
Other interest-earning assets	511,456	8,508	3.34%	1,118,188	2,895	0.52%
Total Interest-Earning Assets	25,438,953	613,551	4.85%	23,941,900	370,016	3.11%

Noninterest-Earning assets:
Cash and due from banks	135,436			161,274
Premises and equipment	219,920			218,357
Other assets	1,552,669			1,528,820
Less: ACL - loans(3)	(277,942)			(250,026)
Total Assets	$27,069,036			$25,600,325

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,431,696	$23,067	0.86%	$5,631,296	$1,525	0.06%
Savings deposits	6,551,470	49,824	1.53%	6,431,060	2,146	0.07%
Brokered deposits	698,644	17,308	5.00%	247,258	835	0.68%
Time deposits	1,880,970	21,221	2.28%	1,652,430	6,895	0.84%
Total Interest-Bearing Deposits	14,562,780	111,420	1.54%	13,962,044	11,401	0.16%

Borrowings and other interest-bearing liabilities	2,928,819	64,873	4.43%	1,018,740	11,758	2.31%
Total Interest-Bearing Liabilities	17,491,599	176,293	2.03%	14,980,784	23,159	0.31%

Noninterest-Bearing liabilities:
Demand deposits	6,329,701			7,540,025
Other	617,252			469,861
Total Liabilities	24,438,552			22,990,670
Total Deposits/Cost of Deposits	20,892,481		1.08%	21,502,069		0.11%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,821,300		1.49%	22,520,809		0.21%

Shareholders' equity	2,630,484			2,609,655
Total Liabilities and Shareholders' Equity	$27,069,036			$25,600,325

Net interest income/net interest margin (fully taxable equivalent)		437,258	3.46%		346,857	2.91%
Tax equivalent adjustment		(8,819)			(6,716)
Net Interest Income		$428,439			$340,141

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Balances include amortized historical cost for AFS. The related unrealized holding gains (losses) are included in other assets.
(3) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)

	Six months ended June 30
	2023	2022
Loans, by type:
Real estate - commercial mortgage	$7,748,356	$7,318,422
Commercial and industrial	4,598,097	4,185,883
Real estate - residential mortgage	4,900,182	3,970,877
Real estate - home equity	1,076,270	1,125,257
Real estate - construction	1,291,299	1,164,785
Consumer	742,445	461,159
Leases and other loans(1)	309,130	284,462
Total Net Loans	$20,665,779	$18,510,845

Deposits, by type:
Noninterest-bearing demand	$6,329,701	$7,540,025
Interest-bearing demand	5,431,696	5,631,296
Savings	6,551,470	6,431,060
Total demand and savings	18,312,867	19,602,381
Brokered	698,644	247,258
Time	1,880,970	1,652,430
Total Deposits	$20,892,481	$21,502,069

Borrowings, by type:
Federal funds purchased	$592,753	$1,436
Federal Home Loan Bank advances	1,070,148	6
Senior debt and subordinated debt	539,817	582,184
Other borrowings	726,101	435,114
Total Borrowings	$2,928,819	$1,018,740

N/M - Not meaningful
(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Six Months Ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30	Jun 30
	2023	2023	2022	2022	2022	2023	2022
Allowance for credit losses related to net loans:
Balance at beginning of period	$278,695	$269,366	$266,838	$248,564	$243,705	$269,366	$249,001

CECL Day 1 provision expense	—	—	—	7,954	—	—	—

Initial purchased credit deteriorated loans	—	—	—	1,135	—	—	—

Loans charged off:
Real estate - commercial mortgage	(230)	(13,362)	(12,235)	(86)	—	(13,592)	(152)
Commercial and industrial	(2,017)	(612)	(179)	(1,783)	(201)	(2,629)	(428)
Real estate - residential mortgage	(62)	—	—	—	(66)	(62)	(66)
Consumer and home equity	(1,313)	(2,206)	(1,311)	(1,172)	(877)	(3,519)	(1,929)
Real estate - construction	—	—	—	—	—	—	—
Leases and other loans(1)	(1,165)	(723)	(505)	(683)	(474)	(1,888)	(943)
Total loans charged off	(4,787)	(16,903)	(14,230)	(3,724)	(1,618)	(21,690)	(3,518)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	29	786	183	29	3,536	815	3,648
Commercial and industrial	988	1,086	961	2,213	739	2,074	2,719
Real estate - residential mortgage	58	48	10	101	92	106	314
Consumer and home equity	959	661	683	682	762	1,620	1,216
Real estate - construction	569	202	530	—	12	771	44
Leases and other loans(1)	213	116	132	247	226	329	380
Recoveries of loans previously charged off	2,816	2,899	2,499	3,272	5,367	5,715	8,321
Net loans recovered (charged off)	(1,971)	(14,004)	(11,731)	(452)	3,749	(15,975)	4,803
Provision for credit losses	10,718	23,333	14,259	9,637	1,110	34,051	(5,240)
Balance at end of period	$287,442	$278,695	$269,366	$266,838	$248,564	$287,442	$248,564
Net (recoveries) charge-offs to average loans	0.04%	0.27%	0.23%	0.01%	(0.08)%	0.15%	(0.05)%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses	$(971)	$1,211	$254	$1,367	$390

NON-PERFORMING ASSETS:
Non-accrual loans	$123,280	$134,303	$144,443	$178,204	$162,530
Loans 90 days past due and accruing	24,415	30,336	27,463	14,559	11,016
Total non-performing loans	147,695	164,639	171,906	192,763	173,546
Other real estate owned	3,881	3,304	5,790	5,877	4,786
Total non-performing assets	$151,576	$167,943	$177,696	$198,640	$178,332

NON-PERFORMING LOANS, BY TYPE:
Real estate - commercial mortgage	$55,048	$61,322	$72,634	$96,281	$59,940
Commercial and industrial	30,588	33,555	28,288	29,831	44,713
Real estate - residential mortgage	39,157	46,576	46,509	41,597	42,922
Consumer and home equity	10,469	8,983	9,800	10,016	10,552
Real estate - construction	1,099	1,509	1,368	1,456	1,357
Leases and other loans(1)	11,334	12,694	13,307	13,582	14,062
Total non-performing loans	$147,695	$164,639	$171,906	$192,763	$173,546

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than generally accepted accounting principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022
Operating net income available to common shareholders
Net income available to common shareholders	$77,045	$65,752	$79,271	$68,309	$67,427
Plus: Core deposit intangible amortization	912	514	514	514	—
Plus: Merger-related expenses	—	—	1,894	7,006	1,027
Plus: CECL Day 1 Provision expense	—	—	—	7,954	—
Less: Tax impact of adjustments	(192)	(108)	(506)	(3,250)	(216)
Operating net income available to common shareholders (numerator)	$77,765	$66,158	$81,173	$80,533	$68,238

Weighted average shares (diluted) (denominator)	167,191	168,401	169,136	168,781	162,075

Operating net income available to common shareholders, per share (diluted)	$0.47	$0.39	$0.48	$0.48	$0.42

Common shareholders' equity (tangible), per share
Shareholders' equity	$2,642,152	$2,618,998	$2,579,757	$2,471,159	$2,471,093
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(561,885)	(563,502)	(560,824)	(561,495)	(537,700)
Tangible common shareholders' equity (numerator)	$1,887,389	$1,862,618	$1,826,055	$1,716,786	$1,740,515

Shares outstanding, end of period (denominator)	166,097	165,396	167,599	167,399	161,057

Common shareholders' equity (tangible), per share	$11.36	$11.26	$10.90	$10.26	$10.81

Operating return on average assets
Net income	$79,607	$68,314	$81,833	$70,871	$69,989
Plus: Core deposit intangible amortization	912	514	514	514	—
Plus: Merger-related expenses	—	—	1,894	7,006	1,027
Plus: CECL Day 1 Provision expense	—	—	—	7,954	—
Less: Tax impact of adjustments	(192)	(108)	(506)	(3,250)	(216)
Operating net income (numerator)	$80,327	$68,720	$83,735	$83,095	$70,800

Total average assets (denominator)	$27,235,567	$26,900,653	$26,386,355	$26,357,095	$25,578,432

Operating return on average assets	1.18%	1.04%	1.26%	1.25%	1.11%

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$77,045	$65,752	$79,271	$68,309	$67,427
Plus: Intangible amortization	1,072	674	688	690	177
Plus: Merger-related expenses	—	—	1,894	7,006	1,027
Plus: CECL Day 1 Provision expense	—	—	—	7,954	—
Less: Tax impact of adjustments	(225)	(142)	(542)	(3,287)	(253)
Operating net income available to common shareholders (numerator)	$77,892	$66,284	$81,311	$80,672	$68,378

Average shareholders' equity	$2,647,464	$2,613,316	$2,489,148	$2,604,057	$2,531,346
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(563,146)	(561,744)	(561,219)	(562,285)	(537,786)
Average tangible common shareholders' equity (denominator)	$1,891,440	$1,858,694	$1,735,051	$1,848,894	$1,800,682

Return on average common shareholders' equity (tangible)	16.52%	14.46%	18.59%	17.31%	15.23%

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,642,152	$2,618,998	$2,579,757	$2,471,159	$2,471,093
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(561,885)	(563,502)	(560,824)	(561,495)	(537,700)
Tangible common shareholders' equity (numerator)	$1,887,389	$1,862,618	$1,826,055	$1,716,786	$1,740,515

Total assets	$27,403,163	$27,112,176	$26,931,702	$26,146,042	$25,252,686
Less: Goodwill and intangible assets	(561,885)	(563,502)	(560,824)	(561,495)	(537,700)
Total tangible assets (denominator)	$26,841,278	$26,548,674	$26,370,878	$25,584,547	$24,714,986

Tangible common equity to tangible assets	7.03%	7.02%	6.92%	6.71%	7.04%

Tangible common equity to tangible assets (TCE Ratio) excluding AOCI
Shareholders' equity	$2,642,152	$2,618,998	$2,579,757	$2,471,159	$2,471,093
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Accumulated other comprehensive (income) loss	379,286	350,992	385,476	442,947	304,210
Less: Goodwill and intangible assets	(561,885)	(563,502)	(560,824)	(561,495)	(537,700)
Tangible common shareholders' equity (numerator)	$2,266,675	$2,213,610	$2,211,531	$2,159,733	$2,044,725

Total assets	$27,403,163	$27,112,176	$26,931,702	$26,146,042	$25,252,686
Less: Goodwill and intangible assets	(561,885)	(563,502)	(560,824)	(561,495)	(537,700)
Plus: AOCI - unrealized losses/(gains) on AFS investments securities	311,813	282,092	632,456	368,196	249,424
Total tangible assets (denominator)	$27,153,091	$26,830,766	$27,003,334	$25,952,743	$24,964,410

Tangible common equity to tangible assets, excluding AOCI	8.35%	8.25%	8.19%	8.32%	8.19%

Efficiency ratio
Non-interest expense	$168,018	$159,616	$168,462	$169,558	$149,730
Less: Amortization of tax credit investments	—	—	(696)	(696)	(696)
Less: Merger-related expenses	—	—	(1,894)	(7,006)	(1,027)
Less: Intangible amortization	(1,072)	(674)	(688)	(690)	(177)
Non-interest expense (numerator)	$166,946	$158,942	$165,184	$161,166	$147,830

Net interest income	$212,852	$215,587	$225,911	$215,582	$178,831
Tax equivalent adjustment	4,405	4,414	4,310	3,970	3,427
Plus: Total non-interest income	60,585	51,753	54,321	59,162	58,391
Less: Investment securities (gains) losses, net	4	(23)	1	53	(8)
Total revenue (denominator)	$277,846	$271,731	$284,543	$278,767	$240,641

Efficiency ratio	60.1%	58.5%	58.1%	57.8%	61.4%

Operating non-interest expenses to total average assets
Non-interest expense	$168,018	$159,616	$168,462	$169,558	$149,730
Less: Amortization of tax credit investments	—	—	(696)	(696)	(696)
Less: Intangible amortization	(1,072)	(674)	(688)	(690)	(177)
Less: Merger-related expenses	—	—	(1,894)	(7,006)	(1,027)
Non-interest expense (numerator)	$166,946	$158,942	$165,184	$161,166	$147,830

Total average assets (denominator)	$27,235,567	$26,900,653	$26,386,355	$26,357,095	$25,578,432

Operating non-interest expenses to total average assets	2.46%	2.40%	2.48%	2.43%	2.32%

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2023	2023	2022	2022	2022

Pre-provision net revenue
Net interest income	$212,852	$215,587	$225,911	$215,582	$178,831
Non-interest income	60,585	51,753	54,321	59,162	58,391
Less: Investment securities (gains) losses, net	4	(23)	1	53	(8)
Total revenue	$273,441	$267,317	$280,233	$274,797	$237,214

Non-interest expense	$168,018	$159,616	$168,462	$169,558	$149,730
Less: Amortization on tax credit investments	—	—	(696)	(696)	(696)
Less: Merger-related expenses	—	—	(1,894)	(7,006)	(1,027)
Less: Intangible amortization	(1,072)	(674)	(688)	(690)	(177)
Total non-interest expense	$166,946	$158,942	$165,184	$161,166	$147,830

Pre-provision net revenue	$106,495	$108,375	$115,049	$113,631	$89,384

	Six months ended June 30,
	2023	2022
Operating net income available to common shareholders
Net income available to common shareholders	$142,796	$129,153
Plus: Core deposit intangible amortization	1,426	—
Plus: Merger-related expenses	—	1,428
Plus: CECL Day 1 Provision expense	—	—
Less: Tax impact of adjustments	(299)	(300)
Operating net income available to common shareholders (numerator)	$143,923	$130,281

Weighted average shares (diluted) (denominator)	167,809	162,015

Operating net income available to common shareholders, per share (diluted)	$0.86	$0.80

Note: numbers in this report may not sum due to rounding.